WEALTH MONITORS FUND

                           DECLARATION OF TRUST

          DECLARATION OF TRUST, made January 6, 1986, by and among the individuals executing this Declaration of Trust as the initial Trustees:

          WHEREAS, the Trustees desire to establish a trust fund under the laws of the Commonwealth of Massachusetts, for the investment and reinvestment of funds contributed therein;

          NOW THEREFORE, the Trustees declare that all money and property contributed to the trust fund hereunder shall be held and managed under this Declaration of Trust IN TRUST as herein set forth below.

          FIRST:    This Trust shall be known as WEALTH MONITORS
FUND.

          SECOND:   Whenever used herein, unless otherwise
required by the context or specially provided:

          1. All terms used in this Declaration of Trust which are defined in the 1940 Act shall have the meanings given to them in the 1940 Act.

          2.   The "Trust" refers to WEALTH MONITORS FUND.

          3. "Shareholders" means a record owner of Shares of the Trust.

          4. The "Trustees" refer to the individual trustees in their capacity as trustees hereunder of the Trust and their successor or successors for the time being in office as such trustees.

          5. "Shares" means the equal proportionate units of interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

          6.   The "1940 Act" refers to the Investment Company
     Act of 1940, as amended from time to time.

          7.   "Commission" means the Securities and Exchange
     Commission.

          8. "Board" or "Board of Trustees" means the Board of Trustees of the Trust.

          9. In this Declaration of Trust, the masculine embraces the feminine.

          THIRD:    The purpose or purposes for which the Trust
is formed and the business or objects to be transacted, carried on and promoted by its are as follows:

          1. To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise, sell, sell short, assign, negotiate, transfer, exchanges or otherwise dispose of or turn to account or realize upon, securities (which the "securities" shall for the purpose of this Declaration of Trust, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets) created or issued by any issuer (which term "issuer" shall for the purposes of this Declaration of Trust, without limitation of the generality thereof be deemed to include any persons, firms, associations, corporations, syndicates, combinations, organizations, governments, or subdivision thereof) or in any other financial instruments whether or not considered as securities or commodities; and to exercise, as owner or holder of any securities or other financial instruments, all rights, powers and privileges in respect thereof; and to do any and all acts and things of the preservation protection, improvement and enhancement in value of any or all such securities.

          2. To borrow money and pledge assets in connection with any of the objects or purposes of the Trust, and to issue notes or other obligations evidencing such borrowings, to the extent permitted by the 1940 Act and by the Trust's fundamental investment policies under the 1940 Act.

          3. To issue and sell its Shares in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including without limitation thereto, securities or other financial instruments) now or hereafter permitted by the laws of the Commonwealth of Massachusetts and by this Declaration of Trust, as the Trustees may determine.

          4. To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the Shareholders of the Trust) its Shares, in any manner and to the extent now or hereafter permitted by the laws of Massachusetts and by this Declaration of Trust.

          5. To conduct its business in all its branches at one or more offices in Massachusetts and elsewhere in any part of the world, without restriction or limit as to extent.

          6. To carry out all or any of the foregoing objects and purposes as principal or agent, and alone or with associates or, to the extent now or hereafter permitted by the laws of Massachusetts, as a member of, or as the owner or holder of any stock of, or share of interest in, any issuer, and in connection therewith to make or enter to such deeds or contracts with any issuers and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise.

          7. To do any and such further acts and things and to exercise any and all such further powers as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

          The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause

of this or any other Articles of this Declaration of Trust, and shall each be regarded as independent and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Trust now or hereafter conferred by the laws of the Commonwealth of Massachusetts nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed; provided, however, that the Trust shall not carry on any business, or exercise any powers, in any state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

          FOURTH:   The beneficial interest in the Trust shall at
all times be divided into an unlimited number of transferable Shares, each with a par value of one cent ($0.01), each of which shall represent an equal proportionate interest in the Trust with each other Share outstanding, none having priority or preference over another. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or multiple thereof. The Board of Trustees of the Trust may classify unissued Shares into one or more additional classes which shall, together with the issued Shares of beneficial interest of the Trust, have such designations as the Board shall determine, and which shall be treated for all purposes other than as to dividends as if all Shares were Shares of one class. The dividends payable to the holders of each such class shall, subject to any applicable rule, regulation or order of the Commission or other applicable law or regulation, be determined by the Board and need not be individually declared but may be declared and paid in accordance with a formula adopted by the Board. The Board of Trustees of the Trust may in the alternative classify unissued Shares into one or more additional classes which shall, together with the issued Shares of beneficial interest of the Trust, have such designations as the Board may determine (but which shall include the word "Series") and shall, subject to any applicable rule, regulation or order of the Commission or other applicable law or regulation, have the characteristics set forth in (a) through and including (g) below.

               (a) All consideration received by the Trust for the issue or sale of Shares of each such class, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the class of Shares with respect to which such assets, payments, or funds were received by the Trust for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Trust. Such assets, income, earnings, profits and proceeds thereof, any asset derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such class.

               (b) Dividends or distributions on Shares of any such class, whether payable in Shares or cash, shall be

          paid only out of earning, surplus or other assets belonging to such class.

               (c)  In the event of the liquidation or
          dissolution of the Trust, Shareholders of each such class shall be entitled to receive, as a class, out of the assets of the Trust available for distribution to Shareholders, but other than general assets not belonging to any particular class, the assets belonging to such class; and the assets so distributed among such Shareholders in proportion to the number of shares of such class held by them and recorded on the books of the Trust. In the event that there are any general assets not belonging to any particular class of Shares and available for distribution, such distribution shall be made to the holders of Shares of all classes in proportion to the asset value of the respective classes.

               (d) The assets belonging to any such class of Shares shall be charged with the liabilities in respect to such class and shall be charged with their share of the general liabilities of the Trust, in proportion to the asset value of the respective classes. The determination of the Board of Trustees shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, and as to the allocation of the same as to a given class, and as to whether the same, or general assets of the Trust, are allocable to one or more classes. The liabilities so allocated to a class are herein referred to as "liabilities belonging to" such class.

               (e)  At all meetings of Shareholders, each
          shareholder of each Share of each such class of the Trust shall be entitled to one vote for each Share, irrespective of the class, standing in his name on the books of the Trust, except that where a vote of the holders of the Shares of any class, or more than one class, voting by class, is required by the 1940 Act and/or Massachusetts law as to any proposal, only the holders of such class or classes, voting by class, shall be entitled to vote upon such proposal and the holders of any other class or classes shall not be entitled to vote thereon. Any fractional Share, if any such fractional Shares are outstanding, shall carry proportionately all the rights of a whole Share, including the right to vote and the right to receive dividends. There shall be no cumulative voting rights with respect to any Shares or class of Shares of the Trust.

               (f) The holders in proportion to the number of shares of such classifications of Article FIFTH relating to voting shall apply when the Trust has only one class of Shares outstanding or when the Trust has more than one class of Shares outstanding but which differ only as to their dividend rights.

               (g) When the Trust has more than one class of Shares outstanding having separate assets and liabilities: (i) the redemption rights provided to the holders of the Trust' Shares shall be deemed to apply

          only to the assets belonging to the class of Shares in question; and (ii) the net asset value per Share computation as provided for in Article SEVENTH shall be applied as if each class of Shares were the Trust as referred to in such computation, but with its assets limited to the assets belonging to such class and its liabilities limited to the liabilities belonging to such class.

               (h) The ownership of Shares shall be recorded in the books of the Trust or a transfer agent. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust or any transfer agent, as the case may be, shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each.

               (i) The Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize.

               (j) Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees.

     FIFTH:    The following provisions are hereby adopted with
respect to voting Shares of the Trust and certain other rights:

          1. The Shareholders shall have power to vote (i) for the election of Trustees to the extent provided in the By-Laws, (ii) with respect to the amendment of this Declaration of Trust; (iii) to the same extent as the shareholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (iv) with respect to such additional matters relating to the Trust as may be required by the 1940 Act or authorized by law, by this Declaration of Trust, or the By-Laws of the Trust or any registration statement of the Trust with the Commission or any State, or as the Trustees may consider desirable.

          2. At all meetings of Shareholders, each Shareholder shall be entitled to one vote for each Share standing in his name on the books of the Trust on the date, fixed in accordance with the By-Laws, for determination of Shareholders entitled to vote at such meeting except (if so determined by the Board of Trustees) for Shares redeemed prior to the meeting. Any fractional Share shall carry proportionately all the rights of a whole Share, including the right to vote and the right to receive dividends. The presence in person or by proxy of the holders of one-third of the Shares outstanding and entitled to vote thereat shall constitute a quorum at any meeting of the Shareholders. If at any meeting of the Shareholder there shall be less than a quorum present, the Shareholders present at such meeting may, without further notice, adjourn the same form time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.


          3. Each Shareholder, upon request to the Trust in proper form determined by the Trust, shall be entitled to require the Trust to redeem all or any part of the Shares standing in the name of the Shareholder. The method of computing such net asset value, the time at which such net asset value shall be computed and the time within which the Trust shall make payment therefor, shall be determined as hereinafter provided in Article SEVENTH of this Declaration of Trust. Notwithstanding the foregoing, the Trustees, when permitted or required to do so by the 1940 Act, may suspend the right of the Shareholders to require the Trust to redeem Shares.

          4. No Shareholder shall, as such h holder, have any right to purchase or subscribe for any security of the Trust which it may issue or sell, other than such right, if any, as the Trustees, in their discretion, may determine.

          5. Notwithstanding anything elsewhere contained in this Declaration of Trust or in the By-Laws of the Trust, so long as the By-Laws of the Trust do not provide for regular annual meetings of Shareholders of the Trust, the Shareholders of the Trust shall have such rights, and the Trust, the Board of Trustees, and the Trustees shall have such obligations as would exist if the Trust were a common law trust covered by Section 16(c) of the 1940 Act. In the event that the Trust has outstanding two or more classes of Shares which are, pursuant to Article FOURTH of this Declaration of Trust, required to have the words "Series" as part of their designation, each such class shall be considered as if it were a separate common law trust covered by said Section 16(c). However, the Trust may at any time or form time to time apply to the Commission for one or more exemptions from all or part of said Section 16(c) and, if an exemptive order or orders are issued by the Commission, such order or orders shall be deemed part of said Section 16(c) for the purposes of this paragraph 5.

          SIXTH:    The persons who shall act as initial Trustees
are the persons initially executing this Declaration of Trust or any counterpart thereof.

          However, the By-Laws of the Trust may fix the number of Trustees at a number greater than that of the number of initial Trustees and may authorize the Trustees to increase or decrease the number of Trustees, to fill the vacancies created by any such increase in the number of Trustees, to set and alter the terms of office of the Trustees and to lengthen or lessen their own terms or make their terms of indefinite duration, all subject to the 1940 Act. Unless otherwise provided by the By-Laws of the Trust, the Trustees need not be Shareholders.

          SEVENTH: The following provisions are hereby adopted for the purposes of defining, limiting and regulating the powers of the Trust and the Trustees and Shareholders.

          1. As soon as any Trustee is duly elected by the Shareholders or the Trustees and shall have accepted this trust, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustee without any further act or conveyance, and he shall be deemed a Trustee hereunder.


          2. The death, declination, resignation, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

          3. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees. Except as provided in this Declaration of Trust, no Shareholder shall have, as such holder of beneficial interest in the Trust, any authority, power or right whatsoever to transact business for or on behalf of the Trust, or on behalf of the Trustees, or in any part thereof, except the rights to receive the income an distributable amounts arising therefrom as set forth herein.

          4. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any all contract and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to Trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purposes of this Trust. Subject to any applicable limitation in this Declaration of Trust or in the By-Laws of the Trust, the Trustees shall have power and authority:

               (a) to adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders;

               (b) to elect and remove such officers and appoint and terminate such officers as they consider appropriate with or without cause;

               (c)  to employ a bank or trust company as
          custodian of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

               (d) to retain a transfer agent and Shareholder servicing agent, or both;

               (e) to provide for the distribution of Shares either through a principal underwriter or the Trust itself or both;

               (f) to set record dates in the manner provided for in the By-Laws of the Trust;

               (g) to delegate such authority as they consider desirable to any officers of the Trust and to any agent, custodian or underwriter;


               (h)  to vote or give assent, or exercise any
          rights of ownership, with respect to stock or other securities or property held in Trust hereunder; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

               (i) to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities held in trust hereunder;

               (j) to hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form; or either in its own name or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Massachusetts business trusts or investment companies;

               (k) to consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

               (l) to compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

               (m)  to make, in the manner provided in the By-
          Laws, distributions of income and of capitol gains to Shareholders;

               (n) to borrow money to the extent and in the manner permitted by the 1940 Act and the Trust's fundamental policy thereunder as to borrowing; and

               (o)  to enter into investment advisory or
          management contracts, subject to the 1940 Act, with any one or more corporations, partnerships, trust, associations or other persons; if the other party or parties to any such contract are authorized to enter into securities transactions on behalf of the Trust, such transactions shall be deemed to have been authorized by all of the Trustees.

          5. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred by the Trustees or upon their order.

          6. (a) The Trustee shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription

          to any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Shareholder).

               (b)  Except as otherwise provided in this
          Declaration of Trust or the By-Laws, whenever this Declaration of Trust calls for or permits any action to be taken by the Trustees hereunder, such action shall mean that taken by the Board of Trustees by vote of the majority of a quorum of Trustees as set forth from time to time in the By-Laws of the Trust or as required pursuant to the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

               (c) The Trustees shall possess and exercise any and all such additional powers as are reasonably implied from the powers herein contained such as may be necessary or convenient in the conduct of any business or enterprise of the Trust, to do and perform anything necessary, suitable, or proper for the accomplishment of any of the purposes, or the attainment of any one or more of the objects, herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of the Trust, and to do and perform all other acts or things necessary or incidental to the purposes herein before set forth, or that may be deemed necessary by the Trustees.

               (d)  The Trustees shall have the power to
          determine conclusively whether any moneys, securities, or other properties of the Trust property are, for the purposes of this Trust, to be considered as capital or income and in what manner any expenses or disbursements are to be borne as between capital and income whether or not in the absence of this provision such moneys, securities, or other properties would be regarded as capital or income and whether or not in the absence of this provision such expenses or disbursements would ordinarily be charged to capitol or to income.

          7. The By-Laws of the Trust may divide the Trustees into classes and prescribe the tenure of office of the several classes, but no class shall be elected for a period shorter than that from the time of the election following the division into classes until the next meeting of Shareholders.

          8. The Shareholders shall have the right to inspect the records, documents, accounts and books of the Trust, subject to reasonable regulations of the Trustees, not contrary to Massachusetts law, or as to whether and to what extent, and at what times and places, and under what conditions and regulations, such right shall be exercised.

          9. Any Trustee, or any officer elected or appointed by the Trustees or by any committee of the Trustees or by the Shareholders or otherwise, may be removed at any time, with or without cause, in such lawful manner as may be provided in the By-Laws of the Trust.

          10. If the By-Laws so provide, the Trustees shall have power to hold their meetings, to have an office or offices and, subject to the provisions of the laws of Massachusetts, to keep the books of the Trust outside of said Commonwealth at such places as may from time to time be designated by them.

          11. Securities held by the Trust shall be voted in person or by proxy by the President or a Vice-President, or such officer or officers of the Trust as the Trustees shall designate for the purpose, or by a proxy or proxies thereunto duly authorized by the Trustees, except as otherwise ordered by vote of the holders of a majority of the Shares outstanding and entitled to vote in respect thereto.

          12. (a) Subject to the provisions of the 1940 Act, any Trustee, officer or employee, individually, or any partnership of which any Trustee, officer or employee may be a member, or any corporation or association of which any Trustee, officer or employee may be an officer, director, trustee, employee or stockholder, may be a party to, or may pecuniarily or otherwise interested in, any contract or transaction of the Trust, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided that in case a Trustee, or a partnership, corporation or association of which a Trustee is a member, officer, director, trustee, employee or stockholder is so interested, such fact shall be disclosed or shall have been known to the Trustees or a majority thereof; and any Trustee who is so interested, or who is also a director, officer, trustee, employee or stockholder of such other corporation or association or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Trustees which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if the were not such director, officer, trustee, employee or stockholder of such other trust or corporation or association or a member of a partnership so interested.

               (b) Specifically, but without limitation of the foregoing, the Trust may enter into a management or investment advisory contract or underwriting contract and other contracts with, and any otherwise do business with any manager or investment adviser and/or any sub-adviser for the Trust and/or principal underwriter of the Shares of the Trust or any subsidiary or affiliate of any such manager or investment adviser and/or sub-adviser and/or principal underwriter and may permit any such firm or corporation to enter into any contracts or other arrangements with any other firm or corporation relating to the Trust notwithstanding that the Board of Trust may be composed in part of partners, directors, officers of the Trust may have been or may be or become partners, directors, officers or employees of any such firm or corporation, and in the absence of fraud the Trust and any such firm or corporation may deal freely with each other, and no such contract or transaction between the Trust and any such firm or corporation shall be invalidated or in a any way affected thereby, nor shall any Trustee or officer of the Trust be liable to the Trust or to any Shareholder or creditor thereof or to any other person for any loss incurred by it or him solely because of the existence of any such contract or transactions; provided that nothing herein shall protect any Trustee or officer of the Trust against any liability to the Trust or to its security holders of which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

               (c) (1) As used in this paragraph the following terms shall have the meanings set forth below:

                    (i)  the term "indemnitee" shall mean any
               present or former Trustee, officer or employee of the Trust, any present or former Trustee or officer of another trust or corporation whose securities are or were owned by the Trust or of which the Trust is or was a creditor and who served or serves in such capacity at the request of the Trust, any present or former investment advised, sub-adviser or principal underwriter of the Trust and the heirs, executors, administrators, successors and assigns of any of the foregoing; however, whenever conduct by an indemnitee is referred to, the conduct shall be that of the original indemnitee' rather than that of the heir, executor, administrator, successor or assignees;

                     (ii)     the term "covered proceeding" shall
               mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party by reason of the fact or facts under which he or it is an indemnitee as defined above;

                    (iii)     the term "disabling conduct" shall
               mean willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office in question;

                    (iv) the term "covered expenses" shall mean
               expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding; and

                    (v)  the term "adjudication of liability"
               shall mean, as to any covered proceeding and as to any indemnitee, an adverse determination as to the indemnitee whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent.

               (d) The Trust shall not indemnify any indemnitee for any covered expenses in any covered proceeding if there has been an adjudication of liability against such indemnitee expressly based on a finding of disabling conduct.

               (e) Except as set forth in (d) above, the Trust shall indemnify any indemnitee for covered expenses in any covered proceeding, whether or not there is an adjudication of liability as to such indemnitee, if a determination has been made that the indemnitee was not liable by reason of disabling conduct by (i0 a final decision of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such decision, a reasonable determination, based on a review of the facts, by either (a) the vote of a majority of a quorum of Trustees who are neither "interested persons", as defined in the 1940 Act nor parties to the covered proceeding or (b) an independent legal counsel in a written opinion.

               (f) Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder, but only if one or more of the following is the case: (i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or (iii) there shall have been a determination, based on a review of the readily available facts (as opposed to a full trial-type inquiry) that there is a reason to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustees who are neither "interested persons" as defined in the 1940 Act nor parties to the covered proceeding.

               (g) Nothing herein shall be deemed to affect the right of the Trust and/or any indemnitee to acquire and pay for any insurance covering any or all indemnitees to the extent permitted by the 1940 Act or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by the 1940 Act.

          13. For purposes of the computation of net asset value, as in this Declaration of Trust referred to, the following rules shall apply:

               (a) The net asset value of each Share of the Trust tendered to the Trust for redemption shall be determined as of the close of business on the New York Stock Exchange next succeeding the tender of such share;

               (b) The net asset value of each Share of the Trust for the purpose of the issue of such shares shall be determined as of the close of business on the New Stock Exchange next succeeding the receipt of an order to purchase such shares;

               (c) The net asset value of each Share of the Trust, as of the time of valuation on any day, shall be the quotient obtained by dividing the value, as at such time, of the net assets of the Trust (i.e., the value of the assets of the Trust less its liabilities exclusive of its surplus) by the total number of Shares outstanding at such time. The assets and liabilities of the Trust shall be determined in accordance with generally accepted accounting principles; provided, however, that in determining the liabilities of the Trust there shall be included such reserves for taxes or contingent liabilities as may be authorized or approved by the Trustees, and provided further that in determining the value of the assets of the Trust for the purpose of obtaining the net asset value, each security listed on the New York Stock Exchange shall be valued on the basis of the closing sale at the time of valuation on the business day as of which such value is being determined; if there be no sale on such day, then the security shall be valued on the basis of the mean between closing bid and asked prices on such day; if no bid and asked prices are quoted for such day, then the security shall be valued by such method as the Trustees shall deem in good faith to reflect its fair market value; securities not listed on the New York Stock Exchange and other financial instruments shall be valued in like manner on the basis of quotations on any other stock or commodities exchange which the Trustees may from time to time approve for that purpose; readily marketable securities traded in the over-the-counter market shall be valued at the mean between their bid and asked prices, or, if the Trustees shall so determine, at their bid prices; and all other assets of the Trust and all securities as to which the Trust might be considered an "underwriter" (as that term is used in the Securities Act of 1933), whether or not such securities are listed or traded in the over-the-counter market, shall be valued by such method as they shall deem in good faith to reflect their fair market value. In connection with the accrual of any fee or refund payable to or by an investment adviser of the Trust, the amount of which accrual is not definitely determinable as of any time at which the net asset value of each Share of the Trust is being determined due to the contingent nature of such fee or refund, the Trustees are authorized to establish from time to time formulae for such accrual, on the basis of the contingencies in question to the date of such determination, or on such other basis as the Trustees may establish.

                         (1)  Shares to be issued shall be deemed
                    to be outstanding as of the time of the
                    determination of the net asset value per share applicable to such issuance and the net price thereof shall be deemed to be an asset of the Trust;

                         (2)  Shares to be redeemed by the Trust
                    shall be deemed to be outstanding until the time of the determination of the net asset value applicable to such redemption and thereupon and until paid the redemption price

                    thereof shall be deemed to be a liability of the Trust; and

                         (3)  Shares voluntarily purchased or
                    contracted to be purchased by the Trust
                    pursuant to the provisions of paragraph 13(d) of this Article SEVENTH shall be deemed to be outstanding until whichever is the later of
                    (i) the time of the making of such purchase or contract of purchase, and (ii) the time as of which the purchase price is determined, and thereupon and until paid, the purchase price thereof shall be deemed to be a liability of the Trust.

                    (d) The net asset value of each Share of the Trust, as of any time other than the close of business on the New York Stock Exchange on any day, may be determined by applying to the net asset value as of the close of business on that Exchange on the preceding business day, computed as provided in this Article SEVENTH, such adjustments as are authorized by or pursuant to the direction of the Trustees and designed reasonably to reflect any material changes in the market value of securities and other assets held and any other material changes in the assets or liabilities of the Trust and in the number of its outstanding Shares which shall have taken place since the close of business on such preceding business day.

                    (e)  In addition to the foregoing, the
               Trustees are empowered, in their absolute discretion, to establish other bases or times, or both, for deterring the net asset value of each Share of the Trust in accordance with the 1940 Act and to authorize the voluntary purchase by the Trust, either directly or through an agent, of Shares of the Trust upon such terms and conditions and for such consideration as the Trustees shall deem advisable in accordance with any such provision, rule or regulation.

                    (f) Payment of the net asset value of Shares of the Trust properly surrendered to it for redemption shall be made by the Trust within seven days after tender of such Shares to the Trust for such purpose plus any period of time during which the right of the holders of the shares of the Trust to require the Trust to redeem such shares has been suspended. Any such payment may be made in portfolio securities of the Trust and/or in cash, as the Trustees shall deem available, and no Shareholder shall have a right, other than as determined by the Trustees, to have his Shares redeemed in kind.

     EIGHTH:

          1. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of

     his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability. This Trust shall, upon request by the Shareholder, assume the defense of any claim made against any Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

          2. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustee shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect a Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

          3. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of paragraph 2 of this Article EIGHTH, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operations of this Declaration of Trust, and the subject to the provisions of paragraph 2 of this Article EIGHTH, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

          4. This Trust shall continue without limitation of time but subject to the provisions of sub-sections (a), (b) and (c) of this paragraph 4.

               (a) The Trustees, with the favorable vote of the holders of more than 50% of the outstanding Shares entitled to vote, may sell and convey the assets of the Trust (which sale may be subject to the retention of assets for the payment of liabilities and expenses) to another issuer for a consideration which may be or include securities of such issuer. Upon making provision for the payment of liabilities, by assumption by such issuer or otherwise, the Trustees shall distribute the remaining proceeds ratably among the holders of the Shares of the Trust then outstanding.

               (b) The Trustees, with the favorable vote of the holders of more than 50% of the outstanding Shares entitled to vote, may at any time sell and convert into money all the assets of the Trust. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust, the Trustees shall distribute the remaining assets of the Trust ratably among the holders of the outstanding Shares.

               (c) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in subsections (a) and (b), the Trust shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be canceled and discharged.

          5. The original or a copy of this instrument and of each Declaration of Trust Supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each Supplemental Declaration of Trust shall be filed with the Massachusetts Secretary of State, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such Supplemental Declarations of Trust have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such Supplemental Declaration of Trust. In this instrument or in any such Supplemental Declaration of Trust, references to this instrument, and all expressions like "herein", "hereof" and "hereunder" shall be deemed to refer to this instrument as amended or affected by any such Supplemental Declaration of Trust. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

          6. The Trust set forth in this instrument is created under and is to be governed by and construed and administered according to the laws of the Commonwealth of Massachusetts. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

          7. The Board of Trustees is empowered to cause the redemption of the Shares held in any account if the aggregate net asset value of such Shares (taken at cost or value, as determined by the Board) had been reduced by a Shareholder to $500 or less upon such notice to the Shareholders in question, with such permission to increase the investment in question and upon such other terms and conditions as may be fixed by the Board of Trustees in accordance with the 1940 Act.

          8. In the event that any person advances the organizational expenses of the Trust, such advances shall become an obligation of the Trust subject to such terms and conditions as may be fixed by, and on a date fixed by, or determined in accordance with criteria fixed by the Board of Trustees, to be amortized over a period or periods to be fixed by the Board.


          9.   Whenever any action is taken under this
     Declaration of Trust under any authorization to take action which is permitted by the 1940 Act, such action shall be deemed to have been properly taken if such action is in accordance with the construction of the 1940 Act then in effect as expressed in "no action" letters of the staff of the Commission or any release, rule, regulation or order under the 1940 Act or any decision of a court of competent jurisdiction, notwithstanding that any of the foregoing shall later be found to be invalid or otherwise reversed or modified by any of the foregoing.

          10. Any action which may be taken by the Board of Trustees under this Declaration of Trust or its By-Laws may be taken by the description thereof in the then effective prospectus or Statement of Additional Information relating to the Shares under the Securities Act of 1933 or in any proxy statement of the Trust rather than by formal resolution of the Board.

          11. Whenever under this Declaration of Trust, the Board of Trustees is permitted or required to place a value on assets of the Trust, such action may be delegated by the Board, and/or determined in accordance with a formula determined by the Board, to the extent permitted by the 1940 Act.

          12. If authorized by vote of the Trustees and the favorable vote of the holders of more than 50% of the outstanding Shares entitled to vote, or by any larger vote which may be required by applicable law in any particular case, the Trustees shall amend or otherwise supplement this instrument, by making a Declaration of Trust Supplemental hereto, which thereafter shall form a part hereof; any such Supplemental Declaration of Trust may be executed by and on behalf of the Trust and Trustees by any officer or officers of the Trust. Notwithstanding the foregoing, the name of the Trust may be changed if authorized by vote of the Trustees and no vote of, or other action by, the holders of the outstanding Shares of the Trust is required.

          IN WITNESS WHEREOF, the undersigned have executed this instrument this 6th day of January, 1996.


                              /s/ [unreadable]


                              /s/ [unreadable]


                              /s/ [unreadable]

                      WEALTH MONITORS FUNDS

                SUPPLEMENTAL DECLARATION OF TRUST

          SUPPLEMENTAL DECLARATION OF TRUST made April 10, 1986 to DECLARATION OF TRUST made January 6, 1986 the "Declaration of
Trust" of Wealth Monitors Fund (the "Fund"):

          WHEREAS, paragraph 13 of Article EIGHTH of the Declaration of Trust permits the Trustees of the Trust to amend the Declaration of Trust by making a Supplemental Declaration of Trust, if authorized by vote of the Trustees and the Shareholders; and

          WHEREAS, the making of this Supplemental Declaration of Trust was duly authorized by the unanimous consent of the Trustee on April 10, 1986; and

          WHEREAS, there are no Shareholders of the Trust; and

          WHEREAS, paragraph 12 of Article EIGHTH of the Declaration of Trust permits any Supplemental Declaration of Trust to be executed by and on behalf of the Trust and the Trustees by any officer or officers of the Trust; and

          WHEREAS, the officer of the Trust executing this Supplemental Declaration of Trust has been authorized and directed to do so by the Trustees of the Trust on behalf of the Trustees and the Trust;

          NOW, THEREFORE, the Declaration of Trust is amended as set forth below.

          Paragraph (f) of Article FOURTH is amended to read as follows:

               (f) The provisions of Article FIFTH relating to voting shall apply when the Trust has only one class of Shares outstanding or when the Trust has more than one class of Shares outstanding but which differ only as to their dividend rights.

          IN WITNESS WHEREOF, the undersigned has executed this Supplemental Declaration of Trust on behalf of the Trust and the Trustees as of the date first written above.

                              WEALTH MONITORS FUND
                              AND THE TRUSTEES THEREOF


                         By:  /s/ Michael W. Lamb
                              Michael W. Lamb
                              Trustee and President
          THE UNDERSIGNED, President of Wealth Monitors Fund who executed on behalf of said Trust and its Trustees the foregoing Supplemental Declaration of Trust, hereby acknowledges in the name and on behalf of the said Trust and its Trustees, the foregoing Supplemental Declaration of Trust to be the act of said Trust and is Trustees and further certifies that to the best of his information, knowledge and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under penalties of perjury.


                              /s/ Michael W. Lamb


STATE OF MISSOURI        )
                              ss.:
COUNTY OF JACKSON        )


          On this 10th day of April, 1986, before me personally appeared MICHAEL W. LAMB, to me known to be the person described in and who executed the foregoing instrument, acknowledged that he executed that same as his fare act and deed.



                              /s/ [unreadable]
                              Notary Public

                      SUNSHINE GROWTH TRUST

                SUPPLEMENTAL DECLARATION OF TRUST

          SUPPLEMENTAL DECLARATION OF TRUST made September 23,
1992 to DECLARATION OF TRUST made January 6, 1986 the
"Declaration of Trust" of Sunshine Growth Trust (the "Trust"):

          WHEREAS, paragraph 12 of Article EIGHTH of the Declaration of Trust permits the Trustees of the Trust to change the name of the Trust by amending the Declaration of Trust by making a Supplemental Declaration of Trust, without Shareholder approval; and

          WHEREAS, the making of this Supplemental Declaration of Trust was unanimously approved and authorized by the Trustees at a meeting on September 14, 1992; and

          WHEREAS, paragraph 12 of Article EIGHTH of the Declaration of Trust permits any Supplemental Declaration of Trust to be executed by and on behalf of the Trust and the Trustees by any officer or officers of the Trust; and

          WHEREAS, the officer of the Trust executing this Supplemental Declaration of Trust has been authorized and directed to do so by the Trustees of the Trust on behalf of the Trustees and the Trust;

          NOW, THEREFORE, the Declaration of Trust is amended as set forth below.

          Article FIRST is amended to read in its entirety as follows:

               FIRST:    This Trust shall be known as CORNERSTONE
     GROUP OF FUNDS.

          IN WITNESS WHEREOF, the undersigned has executed this Supplemental Declaration of Trust on behalf of the Trust and the Trustees as of the date first written above.

                              SUNSHINE GROWTH TRUST
                              AND THE TRUSTEES THEREOF


                         By:  /s/ Gene A. Hoots
                              Gene A. Hoots
                              Vice President

          THE UNDERSIGNED, Vice President of Sunshine Growth Trust who executed on behalf of said Trust and its Trustees the foregoing Supplemental Declaration of Trust, hereby acknowledges in the name and on behalf of the said Trust and its Trustees, the foregoing Supplemental Declaration of Trust to be the act of said Trust and is Trustees and further certifies that to the best of his information, knowledge and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under penalties of perjury.


                              /s/ Gene A. Hoots
                              Gene A. Hoots

STATE OF NORTH CAROLINA  )

COUNTY OF FORSYTH        )


          On this 24th day of September, 1992, before me personally appeared GENE A. HOOTS, to me known to be the person described in and who executed the foregoing instrument, acknowledged that he executed that same as his fare act and deed.



(SEAL)                        /s/__________________________
                                 Notary Public

                    CORNERSTONE GROUP OF FUNDS

                SUPPLEMENTAL DECLARATION OF TRUST

          SUPPLEMENTAL DECLARATION OF TRUST made July 27, 1995 to
DECLARATION OF TRUST made January 6, 1986, as supplemented on
April 10, 1986 and September 23, 1992 (the "Declaration of
Trust") of CORNERSTONE GROUP OF FUNDS (the "Trust"):

          WHEREAS, paragraph 12 of Article EIGHTH of the Declaration of Trust permits the Trustees of the Trust to change the name of Trust by amending the Declaration of Trust by making a Supplemental Declaration of Trust, without shareholder approval; and

          WHEREAS, the making of this Supplemental Declaration of Trust was unanimously approved and authorized by the Trustees at a meeting on August 14, 1995; and

          WHEREAS, paragraph 12 of Article EIGHTH of the Declaration of Trust permits any Supplemental Declaration of Trust to be executed by and on behalf of the Trust and the Trustees by any officer or officers of the Trust; and

          WHEREAS, the officer of the Trust executing this Supplemental Declaration of Trust has been authorized and directed to do so by the Trustees of the Trust on behalf of the Trustees and the Trust;

          NOW, THEREFORE, the Declaration of Trust is amended as set forth below.

          Article FIRST is amended to read in its entirety as follows:

               FIRST:    This Trust shall be known as CORNERCAP
     GROUP OF FUNDS.

          IN WITNESS WHEREOF, the undersigned has executed this Supplemental Declaration of Trust on behalf of the Trust and the Trustees as of the date first written above.
                              CORNERCAP GROUP OF FUNDS
                              AND THE TRUSTEES THEREOF

                         By:  /s/ Thomas E. Quinn
                              Thomas E. Quinn, President

          THE UNDERSIGNED, Secretary of CornerCap Group of Funds who executed on behalf of said Trust and its Trustees the foregoing Supplemental Declaration of Trust, hereby acknowledges in the name and on behalf of the said Trust and its Trustees, the foregoing Supplemental Declaration of Trust to be the act of said Trust and is Trustees and further certifies that to the best of his information, knowledge and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under penalties of perjury.

                              /s/ Gene A. Hoots
                              Gene A. Hoots
                              Vice President and Secretary

STATE OF GEORGIA         )

COUNTY OF FULTON         )


          On this date before me personally appeared THOMAS E.
     QUINN, to me known to be the person described in and who executed the foregoing instrument, acknowledged that he executed that same as his fare act and deed.



(SEAL)
     ____________________________________
              Notary Public